Exhibit 23.1
Consent of Independent Auditor

CPA PARTNERS, LLC BARTHOLMEY, THOMAS & COMPANY, P.A. CERTIFIED PUBLIC ACCOUNTANTS	SCOTT D. BARTHOLMEY, C.P.A. DENNIS K. THOMAS, C.P.A.
STEPHEN P. CORRY, C.P.A. TERRY L. JONES, C.P.A.

March 20, 2007

Sloud, Inc.
1900 Campus Commons Drive, Suite 100
Reston, Virginia 20191

Consent of Independent Accounting Firm

We hereby consent to the incorporation by reference in this Form SB-2 of our report dated January 20, 2007, relating to the audited financial statements of Sloud, Inc., for the year ended and for the period from October 10, 2005 (inception) to December 31, 2006.

Bartholmey, Thomas & Company, P.A.

/s/ Dennis Thomas, C.P.A.
Dennis Thomas C.P.A.

8200 - 113th Street N., Suite 103 • Seminole, Florida 33772 •  (727) 398-2080 • FAX 398-5560